UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 10, 2009
EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)
INDIANA
(State of incorporation or organization)
0-23264
(Commission file number)
35-1542018
(I.R.S. Employer
Identification No.)
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)
(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 7.01. Regulation FD Disclosure
Signatures

ITEM 2.02. Results of Operations and Financial Condition.
          Emmis Communications Corporation (the “Company”) today released selected unaudited financial information for its fourth fiscal quarter and full year ended February 28, 2009. The Company expects to file its Form 10-K for the year ended February 28, 2009 on or about May 14, 2009.
          In its fourth quarter the Company recorded a restructuring charge of $4.2 million related to severance costs associated with headcount reductions as discussed in our Form 8-K filed March 6. The Company also recorded a $163.2 million non-cash impairment charge principally related to the company’s broadcasting licenses and goodwill.
          The Company’s national representation firm guaranteed a minimum amount of national sales for the year ended February 28, 2009. The Company accrued $4.0 million and $10.2 million in the three months and full year ended February 28, 2009, respectively. The Company accrued $3.7 million in the fourth quarter of the prior year related to the fiscal 2008 guarantee. All amounts related to these guarantees have been collected. The national representation firm has not guaranteed any amounts beyond February 28, 2009.

	Three months ended February 28 (29),		Twelve months ended February 28 (29),
	Unaudited		Unaudited
	2009	2008	2009	2008
OPERATING DATA:
Net revenues:
Domestic Radio	$38,670	$48,813	$202,888	$224,957
International Radio	12,464	13,327	47,995	41,163
Publishing	17,359	23,309	82,990	91,939

Total net revenues	68,493	85,449	333,873	358,059
Station operating expenses excluding depreciation and amortization expense:
Domestic Radio	34,109	38,298	147,971	160,574
International Radio	8,976	8,116	32,778	27,866
Publishing	18,340	20,796	76,322	78,258

Total station operating expenses excluding depreciation and amortization expense	61,425	67,210	257,071	266,698
Noncash contract termination fee	—	—	—	15,252
Corporate expenses excluding depreciation and amortization expense	4,081	5,571	18,503	20,883
Depreciation and amortization	2,259	3,633	14,338	14,389
Restructuring charge	4,208	—	4,208	—
Impairment loss	163,243	21,225	373,408	21,225
(Gain) Loss on disposal of assets	11	—	14	(104)

Operating income (loss)	(166,734)	(12,190)	(333,669)	19,716

Noncash compensation by segment:
Domestic Radio	$325	$433	$1,772	$2,019
Publishing	118	131	767	855
Corporate	767	1,110	3,283	4,326

Total	$1,210	$1,674	$5,822	$7,200

Restructuring charge by segment:
Domestic Radio	$1,521	$—	$1,521	$—
Publishing	599	—	599	—
Corporate	2,088	—	2,088	—

Total	$4,208	$—	$4,208	$—

          In February 2009, a subsidiary of the Company signed an agreement to sell our corporate aircraft for $9.1 million. The transaction is expected to close the week of April 13, 2009.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     On April 10, 2009, Emmis Operating Company (“EOC”), a wholly owned subsidiary of Emmis Communications Corporation (the “Company”), borrowed $71.2 million under the revolving credit loan of its Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 2, 2006 by and among EOC, Emmis, the financial institutions identified therein from time to time as lenders, Bank of America, N.A., as administrative agent, Deutsche Bank Trust Company Americas, as syndication agent, General Electric Capital Corporation, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, and SunTrust Bank, as co-documentation agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc. as joint lead arrangers and joint book managers, as amended by that certain First Amendment and Consent to Amended and Restated Revolving Credit and Term Loan Agreement, dated March 3, 2009 (the “credit facility”). The borrowing, coupled with outstanding revolver credit loan borrowings and letters of credit, uses up the entire $75 million available to EOC under the revolving credit loan. However, EOC is permitted to repay and subsequently re-borrow amounts under the revolving credit loan, subject to the terms and conditions set forth in the credit facility.
          All outstanding amounts under the credit facility bear interest, at the option of EOC, at a rate equal to the Eurodollar Rate or an alternative base rate (as defined in the credit facility) plus a margin. The margin over the Eurodollar Rate or the alternative base rate varies under the revolver (ranging from 0% to 2.25%), depending on EOC’s ratio of debt to consolidated operating cash flow, as defined in the credit facility. Interest is due on a calendar quarter basis under the alternative base rate and at least every three months under the Eurodollar Rate. The revolving credit loan matures on November 2, 2012.
          Borrowing under the credit facility depends upon our continued compliance with certain operating covenants and financial ratios, including leverage and fixed charge coverage as specifically defined. The operating covenants and other restrictions with which we must comply include, among others, restrictions on additional indebtedness, incurrence of liens, engaging in businesses other than our primary business, paying certain dividends, redeeming or repurchasing capital stock of Emmis, acquisitions and asset sales. The credit facility provides that an event of default will occur if there is a change of control of the Company, as defined. The payment of principal, premium and interest under the credit facility is fully and unconditionally guaranteed, jointly and severally, by the Company and most of its existing wholly-owned domestic subsidiaries. Substantially all of EOC’s assets, including the stock of most of EOC’s wholly-owned, domestic subsidiaries, are pledged to secure the credit facility.
Item 7.01. Regulation FD Disclosure.
          Emmis Communications Corporation (the “Company”) has engaged Blackstone Advisory Services L.P. to provide financial advisory services as the Company explores a possible amendment to the credit facility or a possible restructuring of certain of its liabilities.
          The advertising environment remains incredibly challenging, particularly for traditional media like radio broadcasting and publishing. Our domestic radio revenues in March finished down 26% as compared to same period of the prior year. As of April 10, 2009, our domestic radio revenues for April were pacing down 32% and for May were pacing down 37%. Pacing information for the month of March strengthened throughout the month as advertising is generally being purchased by our clients much later in the current year than it was purchased in the prior year. Our publishing business is seeing trends similar to our domestic radio business. Our international radio division is expecting first quarter revenues on a percentage basis to be down high-teens in local currency, but the strengthening of the US dollar will adversely impact results.

     Note: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	increased competition in our markets and the broadcasting industry;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	inability to grow through suitable acquisitions;

•	changes in audience measurement systems

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	competition from new or different technologies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.
The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

Signatures.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: April 13, 2009	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary